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                                                                      EXHIBIT 11


                        Alabama National BanCorporation
                 Computation of Earnings Per Share (Unaudited)
                   (In thousands, except per share amounts)
                   ----------------------------------------


                                                                      Per Share
                                                 Income      Shares    Amount

Three months ended September 30, 1998
Basic EPS net income .........................   $ 4,358      9,267    $   0.47
                                                                      ==========
Effect of dilutive securities options ........        --        239
                                                ---------  ---------
Diluted EPS ..................................   $ 4,358      9,506    $   0.46
                                                =========  =========  ==========

Three months ended September 30, 1997
Basic EPS net income .........................   $ 3,562      9,173    $   0.39
                                                                      ==========
Effect of dilutive securities options ........        --        292
                                                ---------  ---------
Diluted EPS ..................................   $ 3,562      9,465    $   0.38
                                                =========  =========  ==========

Nine months ended September 30, 1998
Basic EPS net income .........................   $12,475      9,221    $   1.35
                                                                      ==========
Effect of dilutive securities options ........        --        262
                                                ---------  ---------
Diluted EPS ..................................   $12,475      9,483    $   1.32
                                                =========  =========  ==========

Nine months ended September 30, 1997
Basic EPS net income .........................   $ 9,935      9,147    $   1.09
                                                                      ==========
Effect of dilutive securities options ........        --        302
                                                ---------  ---------
Diluted EPS ..................................   $ 9,935      9,449    $   1.05
                                                ---------  ---------  ----------